As filed with the Securities and Exchange Commission on January 24, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

US Gold Corporation

(Exact name of registrant as specified in its charter)

Colorado	84-0796160
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

181 Bay Street, Bay Wellington Tower, Suite 4750, P.O. Box 792, Toronto, Ontario, Canada M5J 2T3

(Address of principal executive offices)  (Zip code)

Amended and Restated US Gold Equity Incentive Plan

(Full title of the plan)

Perry Y. Ing, Vice President and Chief Financial Officer

US Gold Corporation

181 Bay Street

Bay Wellington Tower

Suite 4750, P.O. Box 792

Toronto, ON Canada M5J 2T3

(866) 441-0690

(Name, address and telephone number of agent for service)

Copy to:

George A. Hagerty, Esq.

Hogan Lovells US LLP

One Tabor Center, Suite 1500

1200 Seventeenth Street

Denver, Colorado 80202

(303) 899-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share (2)	offering price (2)	registration fee
Common Stock, no par value	4,500,000	$4.84	$21,780,000	$2,495.99

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of US Gold Corporation’s common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of US Gold Corporation’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on January 20, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,500,000 shares of US Gold Corporation (the “Registrant,” “us,” “our,” or “we”) common stock, no par value (“Common Stock”), to be issued pursuant to the Amended and Restated US Gold Equity Incentive Plan (the “Restated Plan”). On October 4, 2011, the Registrant’s Board of Directors approved the Restated Plan to, among other things, increase the number of shares reserved for issuance under the Restated Plan. These actions were approved by the shareholders of the Registrant on January 19, 2012. Accordingly, as amended, the total number of shares of the Registrant’s Common Stock authorized for issuance under the Restated Plan is 13,500,000, of which 4,500,000 shares are being registered hereby. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2000 (File No. 333-36600), as amended through the date hereof; on January 28, 2004 (File No. 333-112269), as amended through the date hereof; and on July 13, 2007 (File No. 333-144563), as amended through the date hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)                    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 14, 2011 and the Registrant’s Quarterly Reports on Form 10-Q for the first fiscal quarter ended March 31, 2011 filed with the Commission on May 6, 2011, the second fiscal quarter ended June 30, 2011 filed with the Commission on August 5, 2011, and the third fiscal quarter ended September  30, 2011 filed with the Commission on November 3, 2011;

(b)                   The Registrant’s Current Reports on Form 8-K filed with the Commission on February 14, 2011 (SEC File Nos. 11605911 and 11607390); February 18, 2011 (SEC File No. 11622618); February 24, 2011; June 17, 2011, as amended by the Form 8-K/A filed on October 21, 2011; July 25, 2011; August 2, 2011; September 2, 2011; September 23, 2011; November 21, 2011 (SEC File No. 111219591); December 9, 2011, January 13, 2012 and January 20, 2012 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

(c)                    The description of the Registrant’s common stock, no par value per share (“Common Stock”), contained in the Registrant’s Registration Statement on Form S-3 filed with the Commission on March 16, 2009, including all amendments and reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of updating the description of Common Stock.

In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

We have entered into indemnification agreements with certain of our executive officers and directors which provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, but subject to certain exceptions, such directors or officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity as an executive officer or director with us.  We may also be required to advance expenses of defending any proceeding brought against them while serving in such capacity.

Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the Colorado Business Corporation Act (“CBCA”), any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

The CBCA allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and, when acting in an official capacity, reasonably believed his actions were in, or, in all other cases, reasonably believed his actions were not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard.  Indemnification is limited to reasonable expenses.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA.  Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

•      any breach of the duty of loyalty to us or our stockholders;

•      acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•      dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

•      violations of certain laws; or

•      any transaction from which the director derives an improper personal benefit.

Liability under federal securities law is not limited by our Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
5.1	Opinion of Hogan Lovells US LLP (filed herewith)

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP (filed herewith)

24.1	Power of Attorney (included with signature page)

99.1	Amended and Restated US Gold Equity Incentive Plan (incorporated herein by reference from Annex H to the Definitive Proxy Statement filed with the SEC on December 13, 2011)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on this 24th day of January, 2012.

US GOLD CORPORATION

By:	/S/ Perry Y. Ing
Perry Y. Ing
Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Perry Y. Ing, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert R. McEwen	Chief Executive Officer, Chairman and Director	January 24, 2012
Robert R. McEwen	(Principal Executive Officer)

/s/ Perry Y. Ing	Vice President, Chief Financial Officer	January 24, 2012
Perry Y. Ing	(Principal Financial and Accounting Officer)

/s/ Michele L. Ashby	Director	January 24, 2012
Michele L. Ashby

/s/ Leanne M. Baker	Director	January 24, 2012
Leanne M. Baker

/s/ Peter Bojtos	Director	January 24, 2012
Peter Bojtos

/s/ Declan J. Costelloe	Director	January 24, 2012
Declan J. Costelloe

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Hogan Lovells US LLP (filed herewith)

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP (filed herewith)

24.1	Power of Attorney (included with signature page)

99.1	Amended and Restated US Gold Equity Incentive Plan (incorporated herein by reference from Annex H to the Definitive Proxy Statement filed with the SEC on December 13, 2011)